Exhibit 10.31

The Progressive Corporation

Executive Deferred Compensation Plan

Gainsharing/Bonus Deferral Agreement

THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of The Progressive Corporation Executive Deferred Compensation Plan (“Plan”). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. Deferral Election. I hereby elect to defer receipt of the following portion of my Gainsharing Award (Eligible Incentive Plans include: The Progressive Corporation Gainsharing Plan; The Progressive Capital Management Bonus Plan; and The Progressive Corporation Executive Bonus Plan) earned in respect to the year ending December 31, 2010.

Select one and enter any desired percentage not less than 10%:

I elect to defer             % of my entire Gainsharing Award OR

I elect to defer             % of that portion, if any, of my Gainsharing Award that exceeds $            .

2. Fixed Deferral Period. (The Plan gives you the option of electing a Fixed Deferral Period. If you elect a Fixed Deferral Period, the balance of your Deferral Account established pursuant to this Agreement will be distributed to you within 30 days after the end of the Fixed Deferral Period, or, if earlier, the date you die or incur a Termination of Employment or the date a Change in Control occurs. If you do not elect a Fixed Deferral Period, your Account will be distributed upon the earlier of the date you die or incur a Termination of Employment or the date a Change in Control occurs.) However, distributions due to Termination of Employment will not be made until six months after the employment termination date.

Please select one of the following:

☐   I wish to elect a Fixed Deferral Period.

☐   I do not wish to elect a Fixed Deferral Period.

3. Method of Distribution. I hereby elect that any distribution of the balance of the Deferral Account established pursuant to this Agreement made on account of Termination of Employment or expiration of a Fixed Deferral Period be paid as follows: (Select one)

☐   Single Lump Sum Payment

☐    Three Annual Installments

☐   Five Annual Installments

☐   Ten Annual Installments

I understand that Plan distributions made for reasons other than Termination of Employment or expiration of a Fixed Deferral Period will be made in a single lump sum payment, unless the Plan provides otherwise. I understand that I may change the method of distribution elected above only if and to the extent permitted by the Plan.

4. Investment Election. I direct that the amount I have deferred pursuant to Section 1 of this Agreement shall be deemed to be invested in the following Investment Funds in the percentages indicated: (must be increments of 1%. Total investments must equal 100%.)

______%	American Beacon Small Cap Value Fund – Institutional Class
______%	Fidelity Diversified International Fund – Class K (1)
______%	Fidelity Low-Priced Stock Fund – Class K (2)
______%	Fidelity Mid-Cap Stock Fund – Class K (3)
______%	Fidelity Retirement Money Market Portfolio
______%	The Oakmark Equity and Income Fund - Class I
______%	PIMCO Total Return Fund – Institutional Class
______%	The Progressive Corporation Stock Fund
______%	Vanguard Growth Index Fund – Institutional Shares
______%	Vanguard Institutional Index Fund – Institutional Shares
______%	Vanguard Mid-Cap Index Fund – Institutional Shares
______%	Vanguard Small-Cap Index Fund – Institutional Shares
______%	Vanguard Total Bond Market Index Fund – Institutional Shares
______%	Vanguard Total International Stock Index Fund – Investor Shares (4)
______%	Vanguard Value Index Fund – Institutional Shares
______%	Wasatch Small Cap Growth Fund (5)
______%	TOTAL

(1)	There is a short-term trading fee of 1.0% for shares held less than 30 days on Fidelity Diversified International Fund – Class K.

(2)	There is a short-term trading fee of 1.5% for shares held less than 90 days on Fidelity Low-Priced Stock Fund – Class K.
(3)	There is a short-term trading fee of .75% for shares held less than 30 days on Fidelity Mid-Cap Stock Fund – Class K.
(4)	There is a short-term trading fee of 2.0% for shares held less than 60 days on Vanguard Total International Stock Index Fund – Investor Shares.
(5)	There is a short-term trading fee of 2.0% for shares held less than 60 days on Wasatch Small Cap Growth Fund.

I understand that I may transfer amounts among Investment Funds only to the extent permitted by the Plan. I also understand that this investment election is merely a device used to determine the amount payable to me under the Plan and does not provide me with any actual rights or interests in any particular funds, securities or property of the Company, any Affiliated Company or the Trust, in any stock of The Progressive Corporation or in any Investment Funds offered under the Plan. I also understand that my right to receive distributions under the Plan makes me a general creditor of the Company with no greater priority than any other general creditor of the Company.

5. Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects and that, except as expressly permitted by the Plan, all elections made in this Agreement are irrevocable. I acknowledge that I have received, read and understand the Plan Description dated December, 2009 relating to the Plan. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan, the Trust and this Agreement.

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